As filed with the Securities and Exchange Commission on August 11, 2020

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

StoneCo Ltd.

(Exact name of Registrant as specified in its charter)

The Cayman Islands	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
4th Floor, Harbour Place 103 South Church Street, P.O. Box 10240 Grand Cayman, KY1-1002, Cayman Islands +55 (11) 3004-9680 (Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, NY 10016

(212) 947-7200

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Byron B. Rooney, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common share	(1)	(1)	(1)	(1)

(1)

A currently indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant hereby elects to defer payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis pursuant to Rule 456(b).

PROSPECTUS

StoneCo Ltd.

(Incorporated in the Cayman Islands)

Class A Common Shares

We may from time to time in one or more offerings offer and sell our Class A common shares. In addition, from time to time, the selling shareholders to be named in an applicable prospectus supplement, or the selling shareholders, may offer and sell the equity securities held by them. The selling shareholders may sell the equity securities through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the equity securities by the selling shareholders.

The securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of the securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of the securities, see the section entitled “Plan of Distribution” beginning on page 26 of this prospectus.

This prospectus describes some of the general terms that may apply to the securities. We and the selling shareholders, as applicable, will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. To the extent the applicable prospectus supplement is inconsistent, information in this prospectus is superseded by the information in the applicable prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities.

Our Class A common shares are currently listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “STNE”.

Investments in the securities involve risks. See “Risk Factors” on page 6 of this prospectus. You should carefully consider the risks and uncertainties discussed under the heading “Risk Factors” included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

The securities are not being offered in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the applicable document.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus or any prospectus supplement to “StoneCo” or the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to StoneCo Ltd., together with its consolidated subsidiaries.

The term “Brazil” refers to the Federative Republic of Brazil and the phrase “Brazilian government” refers to the federal government of Brazil. “Central Bank” refers to Banco Central do Brasil. References in the prospectus to “real,” “reais” or “R$” refer to the Brazilian real, the official currency of Brazil and references to “U.S. dollar,” “U.S. dollars” or “US$” refer to U.S. dollars, the official currency of the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits and the documents incorporated by reference in the registration statement. Statements contained in this prospectus or an applicable prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and the applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on the Company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the applicable prospectus supplement, or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.

WHERE YOU CAN FIND MORE INFORMATION

Stone Co. has filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. You may inspect and copy the reports and other information to be filed with the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington D.C. 20549. In addition, the SEC maintains an Internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements and our executive officers, directors and principal shareholders are exempt from reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may request a copy of our SEC filings, at no cost, by contacting us at our principal executive office is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands. Our investor relations office can be reached at investors@stone.co.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference into this prospectus our annual report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on April 29, 2020, and any amendments thereto, if any (the “2019 20-F”).

We incorporate by reference into this prospectus the following current reports on Form 6-K:

1.

our current report on Form 6-K furnished to the SEC on May 26, 2020 including our unaudited condensed consolidated interim financial statements at March 31, 2020 and for the three month period ended March 31, 2020; and

2.	our current report on Form 6-K furnished to the SEC on May 27, 2020 relating to the appointment of Mrs. Luciana Ibiapina Lira Aguiar to our board of directors.

All subsequent reports that we file on Form 20-F under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the Class A common shares offered by this prospectus shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such documents. We may also incorporate by reference any Form 6-K that we submit to the SEC after the date of this prospectus and prior to the termination of this offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement. In addition, we will provide at no cost to each person, including any beneficial owner, to whom this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to: StoneCo Ltd., 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands, email: investors@stone.co.

FORWARD-LOOKING STATEMENTS

This prospectus, the registration statement of which it forms a part, each prospectus supplement and the documents incorporated by reference into these documents contain estimates and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements.

These estimates and forward-looking statements are based mainly on our current expectations and estimates of future events and trends that affect or may affect our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our Class A common shares. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to many significant risks, uncertainties and assumptions and are made in light of information currently available to us.

These statements appear throughout this prospectus and include statements regarding our intent, belief or current expectations in connection with:

•	our expectations regarding revenues generated by transaction activities, subscription and equipment rental fees and other services; ·

•	our expectations regarding our operating and net profit margins; ·

•	our expectations regarding significant drivers of our future growth; ·

•	our plans to continue to invest in research and development to develop technology for both existing and new products and services; ·

•	our ability to differentiate ourselves from our competition by delivering a superior customer experience and through our network of hyper-local sales and services;

•	our ability to attract and retain a qualified management team and other team members while controlling our labor costs; · our ability to invest more and collect results in the short-term; ·

•	our plans to expand our global footprint and explore opportunities in adjacent sectors; ·

•	competition adversely affecting our profitability; ·

•	the occurrence of a natural disaster, widespread health epidemic or pandemics, including the coronavirus (COVID-19) pandemic; ·

•	fluctuations in interest, inflation and exchange rates in Brazil and any other countries we may serve in the future; ·

•	the inherent risks related to the digital payments market, such as the interruption, failure or breach of our computer or information technology systems; ·

•	our ability to anticipate market needs and develop and introduce new and enhanced products and service functionalities to adapt to changes in our industry; ·

•	our ability to innovate and respond to technological advances and changing market needs and customer demands; ·

•	our ability to maintain, protect and enhance our brand and intellectual property;

•	changes in consumer demands and preferences and technological advances, and our ability to innovate in order to respond to such changes; ·

•	our failure to successfully maintain a relevant omni-channel experience for our clients, thereby adversely impacting our results of operations; ·

•	our ability to implement technology initiatives successfully and to capture the anticipated benefits of such initiatives;

•	our plans to pursue and successfully integrate strategic acquisitions; and

•

other risk factors discussed under “Risk Factors” included in documents we file from time to time with the SEC that are incorporated by reference herein, including in our most recent Annual Report on Form 20-F, which is incorporated by reference herein.

The words “believe,” “understand,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “seek,” “intend,” “expect,” “should,” “could,” “forecast” and similar words are intended to identify forward-looking statements. You should not place undue reliance on such statements, which speak only as of the date they were made. Neither we nor any selling shareholders undertake any obligation to update publicly or to revise any forward-looking statements after we distribute this prospectus because of new information, future events or other factors. Our independent public auditors have neither examined nor compiled the forward-looking statements and, accordingly, do not provide any assurance with respect to such statements. In light of the risks and uncertainties described above, the future events and circumstances discussed in this prospectus might not occur and are not guarantees of future performance. Because of these uncertainties, you should not make any investment decision based upon these estimates and forward-looking statements. You are advised to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 20-F and on Forms 6-K that are designated as being incorporated by reference into this prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

RISK FACTORS

Any investment in the Class A common shares involves a high degree of risk. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein or in the applicable prospectus supplement. Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of our Class A common shares.

We encourage you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of the securities to decline, perhaps significantly, and investors may lose part or all of their investment. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

In general, investing in the securities of issuers in emerging market countries such as Brazil involves risks that are different from the risks associated with investing in the securities of U.S. companies and companies located in other countries with more developed capital markets.

STONECO LTD.

We are a leading provider of financial technology solutions that empower merchants and integrated partners to conduct electronic commerce seamlessly across in-store, online, and mobile channels in Brazil. We have developed a strong client-centric culture that seeks to delight our clients rather than simply providing them with a solution or service. To achieve this, we created a proprietary, go-to-market approach called the Stone Business Model, which enables us to control the client experience and ensure that interactions are provided by our people or our technology. The Stone Business Model combines our advanced, end-to-end, cloud-based technology platform; differentiated hyper-local and integrated distribution approach; and white-glove, on-demand customer service, each of which is described below.

1.

Advanced, End-to-End, Cloud-Based Technology Platform—We designed our cloud-based technology platform to (i) help our clients connect, get paid and grow their businesses, while meeting the complex and rapidly changing demands of omni-channel commerce; and (ii) overcome long-standing inefficiencies within the Brazilian payments market. Our platform enables us to develop, host and deploy our solutions very quickly. We also sell our solutions to integrated partners such as Payment Service Providers, or PSPs, which are firms that contract with a merchant to provide them with payment acceptance solutions, and marketplaces to empower merchants to conduct commerce more effectively in Brazil.

2.

Differentiated Hyper-Local and Integrated Distribution—We developed our distribution solution to proactively reach and serve our clients in a more effective manner. In particular, we developed Stone Hubs, which are local operations close to our clients that include an integrated team of sales, service, and operations support staff to reach small-and medium-sized businesses or SMBs, locally and efficiently, and to build stronger relationships with them. We also have a specialized in-house sales team that serves online merchants and digital service providers with dedicated expertise. We also work with integrated partners, such as ISVs, to embed our solutions into their offerings and enable their merchants to accept payments seamlessly and easily.

3.

White-Glove, On-Demand Customer Service—We created our on-demand customer service team to support our clients quickly, conveniently, and with high-quality service designed to strengthen our customer relationships and improve their lifetime value with us. Our customer service approach combines (i) a Human Connection, through which we seek to address our clients’ service needs in a single phone call using a qualified team of technically trained agents; (ii) Proximity, through our Green Angels team of local support personnel who can serve our clients in person within minutes or hours, instead of days or weeks; and (iii) Technology, through a range of self-service tools and proprietary artificial intelligence, or AI, that help our clients manage their operations more conveniently and enable our agents to proactively address merchant needs, sometimes before they are even aware of an issue.

4.

Client-Centric Culture—We have proactively fostered and developed a highly-innovative, entrepreneurial, and mission-driven culture that we believe helps attract new talent, enables us to achieve our objectives, and provides a key competitive advantage. Our culture unites our team across numerous functions and focuses our collective efforts on passionately developing technology and implementing the Stone Business Model to disrupt legacy practices, older technologies, and incumbent vendors in order to provide solutions and a level of service that go beyond simply meeting the needs of our clients, and instead seeks to deliver an enhanced overall client experience.

Stone Co. is incorporated as an exempted company with limited liability in the Cayman Islands. Our principal executive office is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands. Our investor relations office can be reached at investors@stone.co and our website address is www.stone.co. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement.

USE OF PROCEEDS

We intend to use the proceeds from the sale of the Class A common shares offered by us as set forth in the applicable prospectus supplement.

In the case of a secondary offering of Class A common shares, we will not receive any of the proceeds of the sale by any selling shareholders of the Class A common shares covered by this prospectus.

DESCRIPTION OF SHARE CAPITAL

StoneCo Ltd. is a Cayman Islands exempted company with limited liability duly registered with the Cayman Islands Registrar of Companies. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of Companies Law (as amended) of the Cayman Islands, or the Companies Law generally.

Our affairs are governed principally by: (1) Articles of Association; (2) the Companies Law; and (3) the common law of the Cayman Islands. As provided in our Amended and Restated Memorandum and Articles of Association, subject to Cayman Islands law, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is at Harneys Fiduciary (Cayman) Limited, Fourth Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

The following discussion summarizes the material terms of the Class A common shares of Stone Co. which may be offered by this prospectus. This discussion does not purport to be complete and is qualified in its entirety by reference to the Articles of Association included as Exhibit 3.1 to the Amendment No. 2 to our registration statement on Form F-1 (File no. 333-227634), filed with the SEC on October 16, 2018.

Share Capital

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 630,000,000 shares of a par value of US$0.000079365 each. All of our outstanding share capital is fully paid. Our Class A common shares are in book-entry form, registered in the name of each shareholder or its nominee. The authorized but unissued shares are presently undesignated and may be issued by the board of directors as common shares of any class or as shares with preferred, deferred or other special rights or restrictions.

Our Articles of Association authorize two classes of common shares: Class A common shares, and Class B common shares. Any holder of Class B common shares may convert his or her shares at any time into Class A common shares on a share-for-share basis. The rights of the two classes of common shares are otherwise identical, except as described below.

Treasury Stock

At the date of this prospectus, Stone Co. has 532,470 Class A common shares and no Class B common shares in treasury.

Listing

Our Class A common shares are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “STNE.” Settlement of any Class A common shares offered pursuant to this prospectus is expected to take place on or about the completion date of the relevant offering through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. If your shares are registered in the name of DTC, you will not be a shareholder or member of the company. Each person owning Class A common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the Class A common shares.

Our Class A common shares are listed in registered form and are not certificated.

Transfer Agent and Registrar

We have appointed American Stock Transfer & Trust Company, LLC as our agent in New York to maintain the shareholders’ register and to act as transfer agent, registrar and paying agent for the Class A common shares. Any Class A common shares offered pursuant to this prospectus will be traded on the Nasdaq in book-entry form. The transfer agent, registrar and paying agent’s address is 6201 15th Avenue, Brooklyn, NY, 11219, and its telephone number is +1 (800) 937-5449 or +1 (718) 921-8124.

Corporate Purpose

Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of Companies Law (as amended) of the Cayman Islands, or the Companies Law generally.

Class A and Class B Common Shares

Holders of our Class A and Class B common shares who are nonresidents of the Cayman Islands may freely hold and vote their shares.

The following summarizes the rights of holders of our Class A and Class B common shares:

•	each holder of Class A common shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the election of directors;

•	each holder of Class B common shares is entitled to 10 votes per share on all matters to be voted on by shareholders generally, including the election of directors;

•

the holders of our Class A common shares and Class B common shares are entitled to dividends and other distributions as may be recommended and declared from time to time by our board of directors out of funds legally available for that purpose, if any; and

•

upon our liquidation, dissolution or winding up, each holder of Class A common shares and Class B common shares will be entitled to share equally on a pro rata basis in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities.

The Articles of Association provide that at any time when there are Class A common shares in issue, Class B common shares may only be issued pursuant to: (a) a share split, subdivision or similar transaction or as contemplated in the Articles of Association; or (b) a business combination involving the issuance of Class B common shares as full or partial consideration. A business combination, as defined in the Articles of Association, would include, amongst other things, a statutory amalgamation, merger, consolidation, arrangement or other reorganization.

Share Repurchase

The Cayman Companies Law and the Articles of Association permit us to purchase our own shares, subject to certain restrictions. The board of directors may only exercise this power on behalf us, subject to the Cayman Companies Law, the Articles of Association and to any applicable requirements imposed from time to time by the SEC, the applicable stock exchange on which our securities are listed.

Preemptive or Similar Rights

The Class A common shares and Class B common shares are not entitled to preemptive rights upon transfer and are not subject to conversion (except as described below under “—Conversion”), redemption or sinking fund provisions.

Conversion

At the option of the holder, a Class B common share may be converted at any time into one Class A common share. In addition, each Class B common share will convert automatically into one Class A common share upon any transfer, whether or not for value, except for certain transfers described in the Articles of Association, including transfers to affiliates, one or more trustees of a trust established for the benefit of the shareholder or their affiliates, and partnerships, corporations and other entities owned or controlled by the shareholder or their affiliates. Furthermore, each Class B common share will convert automatically into one Class A common share and no Class B common shares will be issued thereafter if, at any time, the voting power of outstanding Class B common shares represents less than 10% of the aggregate voting power of the Class A common shares and Class B common shares then outstanding.

No class of our common shares may be subdivided or combined unless the other class of common shares is concurrently subdivided or combined in the same proportion and in the same manner.

Transfer of Shares

Subject to any applicable restrictions set forth in the Articles of Association, any shareholder of ours may transfer all or any of his or her common shares by an instrument of transfer in the usual or common form or in the form prescribed by Nasdaq or any other form approved by our board of directors.

The Class A common shares are traded on Nasdaq stock exchange in book-entry form and may be transferred in accordance with the Articles of Association and rules and regulations of Nasdaq or of any recognized stock exchange on which our securities are listed.

However, our board of directors may, in its absolute discretion, decline to register any transfer of any common share which is either not fully paid up to a person of whom it does not approve or is issued under any share incentive scheme for employees which contains a transfer restriction that is still applicable to such common share. The board of directors may also decline to register any transfer of any ordinary share unless:

•	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to us in respect thereof;

•

the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the common shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	the common shares transferred are free of any lien in favor of us; and

•	in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

If the directors refuse to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.

Transmission of Shares

Our Articles of Association provide provisions for the transmission of shares where a person becomes entitled to a share in consequence of the death or bankruptcy of a shareholder. These provisions include, amongst other things, provisions relating to Class B common shares and that no conversion is applicable upon transmission of such shares to a new holder who must be an affiliate (as defined in the Articles of Association) of the previous holder.

Limitations on the Rights to Own Securities

As provided in our Articles of Association, our Class A common shares may be issued to individuals, corporations, trusts, estates of deceased individuals, partnerships and unincorporated associations of persons. Our Articles of Association contain no limitation on the rights to own our shares and no limitation on the rights of non-Cayman Islands residents or foreign shareholders to hold or exercise voting rights.

Directors

We are managed by our board of directors. The Articles of Association provide that, unless otherwise determined by a special resolution of shareholders, the board of directors will be composed of 5 to 11 directors, with the number being determined by a majority of the directors then in office. There are no provisions relating to the retirement of directors upon reaching an age limit.

Each director shall be appointed and elected for such terms as the resolution appointing him or her may determine or until his or her death, resignation or removal, subject to any applicable provision set forth in the Articles of Association.

A director is not required to hold any shares in us by way of qualification nor is there any specified upper or lower age limit for directors either for accession to or retirement from the board.

The board of directors may also delegate any of its powers to committees consisting of such director(s) or other person(s) as the board of directors thinks fit, and from time to time it may also revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed upon it by the board of directors.

Appointment, Disqualification and Removal of Directors

Subject to our Articles of Association, directors shall be elected by an ordinary resolution of the shareholders. Notwithstanding the foregoing, for so long as the founder shareholders, respectively, hold any shares, the founder shareholders, collectively, shall be entitled to nominate a certain number of designees to the board for a specific term, as set out in the Articles of Association. The founder shareholders may in like manner remove such director(s) appointed by them and appoint replacement director(s).

Our Articles of Association provide that from and after the date on which the (and/or their respective affiliates) no longer constitute a group that beneficially owns more than 50% of our outstanding voting power on the classifying date, the directors shall be divided into three classes designated Class I, Class II and Class III. Each director shall serve for a term ending on the date of the third annual general meeting of the shareholders following the annual general meeting of the shareholders at which such director was elected as subject to the provisions of our Articles of Association. The founding directors shall be allocated to the longest duration classes unless otherwise determined by the founder shareholders.

Before the expiration of his or her term of office, a director may only be removed for cause by ordinary resolution in accordance with the provisions of our Articles of Association and as subject to specific provisions in respect of founding directors. Cause shall mean, in relation to a director, the occurrence of any of the following events: (a) the person’s conviction by final judgment issued by a competent court or declaration of guilt before a competent court with respect to any offense considered an intentional crime or punishable by detention, or a torpid act, intentional fraud, improbity, theft or anti-ethical business conduct in the jurisdiction involved; (b) fraud, theft, financial dishonesty, misappropriation or embezzlement of funds by the person, whether before or after the date of his or her election, that adversely affects us; (c) breach or wilful misconduct by the person in the performance of its obligations, including, among others, (i) uninterrupted or repeated omission or refusal to perform the obligations and duties established in our Articles of Association or in the applicable laws, (ii) incapacity, by the person, to comply with the obligations and duties as a result of an alcohol or drug addiction; or (d) willful misconduct that causes material damages to or that adversely affects the our financial situation or commercial reputation.

Executive Officers

Our executive officers are primarily responsible for the day-to-day management of our business and for implementing the general policies and directives established by our board of directors. Our board of directors is responsible for establishing the roles of each executive officer.

The Articles of Association provide that the board of directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the board of directors may think fit. Unless otherwise specified in the terms of his or her appointment an officer may be removed by the board of directors.

Power to Allot and Issue Shares and Warrants

Subject to the provisions of the Cayman Companies Law, the Articles of Association and without prejudice to any special rights conferred on the holders of any shares or class of shares, any share may be issued with or have attached to it such rights, or such restrictions, whether with regard to dividend, voting, return of capital or otherwise, as the board of directors may determine. Any share may be issued on terms that, upon the happening of a specified event or upon a given date and either at our option or the option of the holder of the share, it is liable to be redeemed.

The board of directors may issue warrants to subscribe for any class of shares or other securities of ours on such terms as we may from time to time determine.

We will not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Law, the Articles of Association and, where applicable, the rules of Nasdaq or any recognized stock exchange on which our securities are listed and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, all of our unissued shares shall be at the disposal of the board of directors, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times, for such consideration and on such terms and conditions as it in its absolute discretion thinks fit, provided that no shares shall be issued at a discount below par value.

Neither we nor the board of directors shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to members or others whose registered addresses are in any particular territory or territories where, in the absence of a registration statement or other special formalities, this is or may, in the opinion of the board of directors, be unlawful or impracticable. However, no member affected as a result of the foregoing shall be, or be deemed to be, a separate class of members for any purpose whatsoever.

Power to Dispose of our Assets of or any of our Subsidiaries

While there are no specific provisions in the Articles of Association relating to the disposal of our assets or any of our subsidiaries, the board of directors may exercise all powers and do all acts and things which may be exercised or done or approved by us and which are not required by the Articles of Association or the Cayman Companies Law to be exercised or done by us in general meeting, but if such power or act is regulated by us in general meeting, such regulation shall not invalidate any prior act of the board of directors which would have been valid if such regulation had not been made.

Borrowing Powers

The board of directors may exercise all of our powers to raise or borrow money, to mortgage or charge all or any part of the undertaking, property and uncalled capital of ours and, subject to the Cayman Companies Law, to issue debentures, bonds and other securities of ours, whether outright or as collateral security for any debt, liability or obligation of ours or of any third party.

Remuneration

The directors shall be entitled to receive, as ordinary remuneration for their services, such sums as shall from time to time be determined by the board of directors or us in general meeting, as the case may be, such sum (unless otherwise directed by the resolution by which it is determined) to be divided among the directors in such proportions and in such manner as they may agree or, failing agreement, either equally or, in the case of any director holding office for only a portion of the period in respect of which the remuneration is payable, pro rata. The directors shall also be entitled to be repaid all expenses reasonably incurred by them in attending any board of directors meetings, committee meetings or general meetings or otherwise in connection with the discharge of their duties as directors. Such remuneration shall be in addition to any other remuneration to which a director who holds any salaried employment or office with us may be entitled by reason of such employment or office.

Any director who, at our request, performs services which in the opinion of the board of directors go beyond the ordinary duties of a director may be paid such special or extra remuneration as the board of directors may determine, in addition to or in substitution for any ordinary remuneration as a director. An executive director appointed to be a managing director, joint managing director, deputy managing director or other executive officer shall receive such remuneration and such other benefits and allowances as the board of directors may from time to time decide. Such remuneration shall be in addition to his or her ordinary remuneration as a director.

The board of directors may establish, either on its own or jointly in concurrence or agreement with our subsidiaries or companies with which we are associated in business, or may make contributions out of our monies to, any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any director or former director who may hold or have held any executive office or any office of profit with us or any of our subsidiaries) and former employees of ours and their dependents or any class or classes of such persons.

The board of directors may also pay, enter into agreements to pay or make grants of revocable or irrevocable, whether or not subject to any terms or conditions, pensions or other benefits to employees and former employees and their dependents, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or former employees or their dependents are or may become entitled under any such scheme or fund as mentioned above. Such pension or benefit may, if deemed desirable by the board of directors, be granted to an employee either before and in anticipation of, or upon or at any time after, his or her actual retirement.

Loans and Provision of Security for Loans to Directors

We shall not directly or indirectly make a loan to a director or a director of any holding company of ours or any of our respective close associates, enter into any guarantee or provide any security in connection with a loan made by any person to a director or a director of any holding company of ours or any of our respective close associates, or, if any one or more directors hold(s) (jointly or severally or directly or indirectly) a controlling interest in another company, make a loan to that other company or enter into any guarantee or provide any security in connection with a loan made by any person to that other company.

Disclosure of Interest in Contracts with us or any of our Subsidiaries

With the exception of our office of auditor, a director may hold any other office or place of profit with us in conjunction with his or her office of director for such period and upon such terms as the board of directors may determine, and may be paid such extra remuneration for that other office or place of profit, in whatever form, in addition to any remuneration provided for by or pursuant to the Articles of Association. A director may be or become a director, officer or member of any other company in which we may be interested, and shall not be liable to account to us or the members for any remuneration or other benefits received by him as a director, officer or member of such other company. The board of directors may also cause the voting power conferred by the shares in any other company held or owned by us to be exercised in such manner in all respects as we think fit, including the exercise in favor of any resolution appointing the directors or any of them to be directors or officers of such other company.

No director or intended director shall be disqualified by his or her office from contracting with us, nor shall any such contract or any other contract or arrangement in which any director is in any way interested be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to us for any profit realized by any such contract or arrangement by reason only of such director holding that office or the fiduciary relationship established by it. A director who is, in any way, materially interested in a contract or arrangement or proposed contract or arrangement with us shall declare the nature of his or her interest at the earliest meeting of the board of directors at which he or she may practically do so.

There is no power to freeze or otherwise impair any of the rights attaching to any share by reason that the person or persons who are interested directly or indirectly in that share have failed to disclose their interests to us.

A director shall not vote or be counted in the quorum on any resolution of the board of directors in respect of any contract or arrangement or proposal in which he or she or any of his or her close associate(s) has/have a material interest, and if such director shall do so, his or her vote shall not be counted nor shall such director be counted in the quorum for that resolution, but this prohibition shall not apply to any of the following matters:

•

the giving of any security or indemnity to the director or his or her close associate(s) in respect of money lent or obligations incurred or undertaken by him or any of them at our request of or for our benefit or any of our subsidiaries;

•

the giving of any security or indemnity to a third party in respect of a debt or obligation of ours or any of our subsidiaries for which the director or his or her close associate(s) has/have himself/themselves assumed responsibility in whole or in part whether alone or jointly under a guarantee or indemnity or by the giving of security;

•

any proposal concerning an offer of shares, debentures or other securities of or by us or any other company which we may promote or be interested in for subscription or purchase, where the director or his or her close associate(s) is/are or is/are to be interested as a participant in the underwriting or sub-underwriting of the offer;

•

any proposal or arrangement concerning the benefit of our employees or any of our subsidiaries, including the adoption, modification or operation of either: (i) any employees’ share scheme or any share incentive or share option scheme under which the director or his or her close associate(s) may benefit; or (ii) any of a pension fund or retirement, death or disability benefits scheme which relates to directors, their close associates and employees of ours or any of our subsidiaries and does not provide in respect of any director or his or her close associate(s) any privilege or advantage not generally accorded to the class of persons to which such scheme or fund relates; and

•

any contract or arrangement in which the director or his or her close associate(s) is/are interested in the same manner as other holders of shares, debentures or other securities of ours by virtue only of his or her/their interest in those shares, debentures or other securities.

Proceedings of he Board of Directors

The Articles of Association provide that subject to the provisions of the Cayman Companies Law, the Articles of Association, the applicable stock exchange rules and any directions given by Ordinary or Special Resolution, our business and affairs will be managed by, or under the direction or supervision of, the board of directors. The board of directors shall have all the powers necessary for managing, and for directing and supervising, our business and affairs. A duly convened meeting of the board of directors at which a quorum is present may exercise all powers exercisable by the board of directors. Subject to the provisions of the Articles of Association, the board of directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

Chairman and Vice-Chairman

The board of directors will have a chairman who is elected and appointed by the founder shareholders to act as the chairman at board meetings as long as the founder shareholders hold at least 50% of all outstanding voting powers of the shareholders. Where the founder shareholders do not have such voting power then the board of directors shall have a chairman elected and appointed by the board of directors to act as the Chairman at board meetings. A Vice-Chairman may be elected to act in the absence of the Chairman at board meetings in the same manner as above including Founding Shareholder appointment.

The period for which the Chairman and/or the Vice-Chairman shall hold office shall be determined in accordance with the Articles of Association. The chairman shall preside as Chairman at every meeting of the board of directors at which he is present. Where the Chairman is not present at a meeting of the board of directors, the Vice-Chairman, if any, shall act as Chairman, or in his absence, the attending directors of the board of directors may choose one director to be the chairman of the meeting.

Alterations to the Documents and Our Name

To the extent that the same is permissible under Cayman Islands law and subject to the Articles of Association, our Articles of Association may only be altered or amended, and our name may only be changed, with the sanction of a Special Resolution of ours together with the consent of the founder shareholders as set out in our Articles of Association.

Liquidation Rights

If we are voluntarily wound up, the liquidator, after taking into account and giving effect to the rights of preferred and secured creditors and to any agreement between us and any creditors that the claims of such creditors shall be subordinated or otherwise deferred to the claims of any other creditors and to any contractual rights of set- off or netting of claims between us and any person or persons (including without limitation any bilateral or any multi-lateral set-off or netting arrangements between us and any person or persons) and subject to any agreement between us and any person or persons to waive or limit the same, shall apply our property in satisfaction of its liabilities pari passu and subject thereto shall distribute the property amongst the shareholders according to their rights and interests in us.

Changes to Capital

Pursuant to the Articles of Association, we may from time to time by ordinary resolution:

•	increase our authorized share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than its existing shares;

•	convert all or any of our paid-up shares into common shares and reconvert those common shares into paid-up shares of any denomination;

•

subdivide our existing shares or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Mergers and Consolidations

Our Articles of Association provide that subject to the Cayman Companies Law and the rules of any applicable stock exchange, we will, with the approval of a special resolution, have the power to merge or consolidate with one or more constituent companies, upon such terms as the directors may determine, provided that any such merger or consolidation shall require the consent of the founder shareholders.

Meetings of Shareholders

Special and Ordinary Resolutions

Special resolutions must be passed in accordance with the Cayman Companies Law, which requires that resolutions must passed by at least two-thirds of our shareholders who are entitled to vote in person or by proxy at a general meeting where notice specifying the intention to propose such resolution as a special resolution has been duly given.

Under the Cayman Companies Law, a copy of any special resolution must be forwarded to the Registrar of Companies in the Cayman Islands.

An ordinary resolution, by contrast, is a resolution passed by a simple majority of the votes of our members as, being entitled to do so, vote in person or, in the case of members which are corporations, by their duly authorized representatives or by proxy at a general meeting of which notice has been duly given.

A resolution in writing signed by or on behalf of all members shall be treated as an ordinary resolution duly passed at a general meeting of ours duly convened and held, and where relevant as a special resolution so passed.

Voting Rights and Right to Demand a Poll

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by its duly authorized representative shall have one vote for every share which is fully paid or credited as fully paid registered in his or her name in our register of members, (each Class B common share shall entitle the holder to 10 votes on all matters subject to a vote at our general meetings) provided that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by its duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House or its nominee(s), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his or her votes or cast all the votes he or her does use in the same way.

At any general meeting, a resolution put to the vote of the meeting is to be decided by poll save that the chairman of the meeting may, pursuant to the applicable stock exchange listing rules, allow a resolution to be voted on by a show of hands. Where a show of hands is allowed, before or on the declaration of the result of the show of hands, a poll may be demanded by (in each case by members present in person or by proxy or by a duly authorized corporate representative):

•	at least two members;

•	any member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

•

a member or members holding shares in us conferring a right to vote at the meeting on which an aggregate sum has been paid equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Should a Clearing House or its nominee(s) be a member of ours, such person or persons may be authorized as it thinks fit to act as its representative(s) at any meeting of ours or at any meeting of any class of members of ours provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized in accordance with this provision shall be deemed to have been duly authorized without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House or its nominee(s) as if such person were an individual member including the right to vote individually on a show of hands.

Where we have knowledge that any member is, under the applicable stock exchange rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall not be counted.

Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per Class A common share and 10 votes per Class B common share.

Annual General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Law to call annual general meetings; however, our Articles of Association provide that we must hold an annual general meeting each year other than the year of adoption of our Articles of Association. Such meeting must be held at least once every calendar year and take place at such place as may be determined by the board of directors from time to time.

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting and all calls or installments then payable by such shareholder to us in respect of our Class A common shares must have been paid.

Members Requisition of Meetings

Our Articles of Association provide that for so long as the founder shareholders, collectively hold 50% of all the voting powers of the shareholders, then shareholders who collectively hold a majority of all the outstanding voting power shall be entitled to request directors to convene an extraordinary general meeting of ours. In the event that the founder shareholders collectively, hold less than 50% of all the voting powers, then no shareholder shall have the power to make a requisition to convene a meeting to directors.

Notices of Meetings and Business to be Conducted

An annual general meeting of ours shall be called by at least 21 days’ (and not less than 20 clear business days’) notice in writing, and any other general meeting of ours shall be called by at least 14 days’ (and not less than 10 clear business days’) notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and, in the case of special business, the general nature of that business.

Except where otherwise expressly stated, any notice or document (including a share certificate) to be given or issued under the Articles of Association shall be in writing, and may be served by us on any member personally, by post to such member’s registered address or (in the case of a notice) by advertisement in the newspapers. We will give notice of each general meeting of shareholders by publication on our website and in any other manner that we may be required to follow in order to comply with Cayman Islands Law, the applicable stock exchange rules and SEC requirements.

Subject to the Cayman Companies Law and the applicable stock exchange rules, a notice or document may also be served or delivered by us to any member by electronic means.

Although a general meeting of ours may be called by shorter notice than as specified above, every general meeting may be deemed to have been duly called if it is so agreed by all of our members entitled to attend and vote thereat.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of certain routine matters which shall be deemed ordinary business.

Quorum for meetings and separate class meetings

The quorum for a general meeting shall be one or more shareholders holding not less than one-third in aggregate of the voting power of all shares in issue and entitled to vote, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. In respect of a separate class meeting (other than an adjourned meeting) convened to sanction the modification of class rights, the necessary quorum shall be persons holding or representing by proxy not less than two-thirds of the issued shares of the applicable class.

Proceedings at General Meetings

Our Articles of Association provide that no business shall be transacted at any meeting unless a quorum is present at the time when the meeting proceeds to business and continues to be present until the conclusion of the meeting. One or more shareholders holding not less than one-third in aggregate of the voting power of all shares in issue and entitled to vote, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, shall represent a quorum.

Proxies

Any member of ours entitled to attend and vote at our meeting is entitled to appoint another person as his or her proxy to attend and vote instead of him. A member who is the holder of two or more shares may appoint more than one proxy to represent him or her and vote on his or her behalf at a general meeting of ours or at a class meeting. A proxy need not be a member of us and shall be entitled to exercise the same powers on behalf of a member who is an individual and for whom he or her acts as proxy as such member could exercise. In addition, a proxy shall be entitled to exercise the same powers on behalf of a member which is a corporation and for which he or she acts as proxy as such member could exercise if it were an individual member. On a poll or on a show of hands, votes may be given either personally (or, in the case of a member being a corporation, by its duly authorized representative) or by proxy.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his or her attorney duly authorized in writing, or if the appointor is a corporation, either under seal or under the hand of a duly authorized officer or attorney. Every instrument of proxy, whether for a specified meeting or otherwise, shall be in such form as the board of directors may from time to time approve, provided that it shall not preclude the use of the two-way form. Any form issued to a member for appointing a proxy to attend and vote at an extraordinary general meeting or at an annual general meeting at which any business is to be transacted shall be such as to enable the member, according to his or her intentions, to instruct the proxy to vote in favor of or against (or, in default of instructions, to exercise his or her discretion in respect of) each resolution dealing with any such business.

Accounts and Audit

The board of directors shall cause proper books of account to be kept of the sums of money received and expended by us, and of our assets and liabilities and of all other matters required by the Cayman Companies Law (which include all sales and purchases of goods by us) necessary to give a true and fair view of the state of our affairs and to show and explain our transactions.

Our books of accounts shall be kept at our head office or at such other place or places as the board of directors decides and shall always be open to inspection by any director. No member (other than a director) shall have any right to inspect any account, book or document of ours except as conferred by the Cayman Companies Law, Nasdaq listing rules or ordered by a court of competent jurisdiction or authorized by the board of directors.

The board of directors shall from time to time cause to be prepared and laid before us at our annual general meeting the consolidated statements of financial position, profit or loss, comprehensive income (loss), cash flows and changes in shareholders’ equity (including every document required by law to be annexed thereto), together with a copy of the directors’ report and a copy of the auditors’ report. Copies of these documents shall be sent to every person entitled to receive notices our general meetings under the provisions of the Articles of Association together with the notice of annual general meeting, not less than 10 days before the date of the meeting.

We shall appoint auditor(s) to hold office from time to time and with such duties as may be agreed with the board of directors. The appointment of and provisions relating to auditors shall be in accordance with any applicable law and Nasdaq listing rules.

The auditors shall audit our financial statements in accordance with generally accepted accounting principles of IFRS or such other standards as may be permitted by Nasdaq.

ENFORCEMENT OF CIVIL LIABILITIES

Stone Co. is registered under the laws of the Cayman Islands as an exempted company with limited liability. Stone Co. is registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide protections for investors to a significantly lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Maples and Calder, Stone Co.’s counsel as to Cayman Islands law, and Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Stone Co.’s counsel as to Brazilian law, have advised that there is uncertainty as to whether the courts of the Cayman Islands or Brazil would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or Brazil against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Stone Co.’s Cayman Islands counsel has informed us that the uncertainty with regards to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

Stone Co.’s Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

Substantially all of Stone Co.’s assets are located outside the United States, in Brazil. In addition, all of the members of Stone Co.’s board of directors and all of its officers are residents of Brazil and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States, any state in the United States or other jurisdiction outside Brazil.

As a result, two litigation scenarios may arise out of this transaction: (1) a claim being filed outside Brazil; and (2) a claim being filed in Brazil.

(1) A claim filed outside Brazil: In the case of a party filing a lawsuit related, for instance, to the offering within the United States or within any other country; or pursuing the enforcement of a foreign award based on civil liability provisions of the federal securities laws of the United States or the laws of any other country.

Stone Co. believes that a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. Stone Co. believes that a judgment against it, the members of its board of directors or its executive officers obtained in the United States would be enforceable in Brazil upon recognition of that judgment by the Brazilian Superior Court of Justice (Superior Tribunal de Justiga), or STJ. Decisions on interlocutory measures may likewise be enforced in Brazil in accordance with applicable laws. Recognition will occur, according to Article 963 of the Brazilian Code of Civil Procedure (Law No. 13,105/2015, as amended), if the foreign decision:

•	fulfills all formalities required for its enforceability under the laws of the place or jurisdiction in which the decision was rendered;

•

is issued by a court or competent authority of the country in which the judgment is made, after proper service of process on the parties is made in accordance with applicable law, or after sufficient evidence of the parties’ absence has been given, as requested under the laws of the United States. If the service is made in Brazil, it must comply with the requirements of Brazilian law;

•	is not rendered in an action upon which Brazilian courts have exclusive jurisdiction, pursuant to the provisions of art. 23 of the Brazilian Code of Civil Procedure (Law No. 13,105/2015, as amended);

•	is final and, therefore, not subject to appeal (res judicata) in the United States;

•	there is no conflict between the United States judgment and a previous final and binding (res judicata) judgment on the same matter and involving the same parties issued in Brazil;

•

is duly apostilled by a competent authority of the United States, according to the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated as of October 5, 1961 authentication, or the Hague Convention. If such decision emanates from a country that is not signatory of the Hague Convention, it must be duly authenticated by a Brazilian Diplomatic Office or Consulate over the place the award is rendered;

•	is accompanied by a sworn translation into Portuguese made by a certified translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and

•	is not contrary to Brazilian national sovereignty, good morals or public policy and does not violate the dignity of the human person (as set forth in Brazilian law).

The judicial recognition process before the Brazilian Court of Justice may be time consuming and may also give rise to difficulties in enforcing such foreign judgment in Brazil. Accordingly, Stone Co. cannot assure you that judicial recognition of a foreign judgment would be successful, that the judicial recognition process would be conducted in a timely manner or that a Brazilian court would enforce a judgment of countries other than Brazil. Upon its recognition by the STJ, the enforcement of the judgment is delegated to a lower federal court.

As established by article 965 of the Brazilian Code of Civil Procedures, after being recognized by the Brazilian Court of Justice the international judgment must be enforced before the competent federal court, at the request of the interested party and in accordance with Brazilian norms. This can also be time and money consuming.

(2) A claim filed in Brazil: Stone Co. believes that original actions may be brought in connection with this offering predicated on the federal securities laws of the United States in Brazilian courts and that, subject to applicable Brazilian laws and provided that Brazilian courts can assert jurisdiction over the particular lawsuit, Brazilian courts may enforce liabilities in such actions against us or the members of our board of directors or our executive officers and certain advisors. The application of a foreign body of law by Brazilian courts may be troublesome, as Brazilian courts consistently base their decisions on domestic law, or refrain from applying a foreign body of law for a number of reasons. Although remote, there is a risk that Brazilian courts, considering relevant case-by-case rationale, may dismiss a petition to apply a foreign body of law and may adopt Brazilian laws to adjudicate the case. In any case, we cannot assure that Brazilian courts will confirm their jurisdiction to rule on such matter, which will depend on the connection of the case to Brazil and, therefore, must be analyzed on a case-by-case basis.

In addition, a plaintiff (whether Brazilian or non-Brazilian) who resides outside Brazil or is outside Brazil during the course of the litigation in Brazil and who does not own real property in Brazil, must post a bond to guarantee the payment of the defendant’s legal fees and court expenses in connection with court procedures for the collection of money, except in the case of (1) enforcement on an extrajudicial enforcement instrument (a title that shall be enforced in Brazilian courts without a review on the merits and enables the creditor with the possibility of immediate attachment of assets, or titulo executivo extrajudicial),; (2) enforcement of an award; (3) counterclaims; and (4) an exemption is provided by an international agreement or treaty to which Brazil is a signatory, as set forth under Article 83, 1st paragraph of the Brazilian Code of Civil Procedure.

If proceedings are brought in the courts of Brazil seeking to enforce Stone Co.’s obligations with respect to our Class A common shares, claim and payment shall be made in reais. Any judgment rendered in Brazilian courts in respect of any payment obligations with respect to our Class A common shares would be expressed in reais.

Stone Co. has also been advised that the ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant in Brazil is governed and limited by provisions of Brazilian law.

Stone Co. has appointed Cogency Global Inc. as its agent upon whom process may be served in any action brought against it under the securities laws of the United States.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS

Selling shareholders to be named in an applicable prospectus supplement may, from time to time, offer and sell some or all of the equity securities held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell equity securities held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of some or all of the equity securities held by them in transactions exempt from the registration requirements of the Securities Act.

We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of equity securities beneficially owned by such selling shareholder and the number of equity securities they are offering. The applicable prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in an applicable prospectus supplement relating to those securities.

Each prospectus supplement with respect to Class A common shares will set forth the terms of the offering of those Class A common shares, including the name or names of any underwriters or agents, the price of such Class A common shares and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those Class A common shares may be listed.

We and any selling shareholder may sell the Class A common shares:

•	through agents;

•	to or through underwriters or dealers;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the Class A common shares are listed will be described in the applicable prospectus supplement.

Underwriters

If we or any selling shareholders use underwriters in the sale, we or the selling shareholders will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We or any selling shareholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or any selling shareholders or borrowed from us, any selling shareholders or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or any selling shareholders may also sell Class A common shares short using this prospectus and deliver Class A common shares covered by this prospectus to close out such short positions, or loan or pledge Class A common shares to financial institutions that in turn may sell the Class A common shares using this prospectus. We or any selling shareholders may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or the selling shareholders default in the performance of its obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

If the prospectus supplement so indicates, we or any selling shareholders may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the securities in the open market.

Dealers

If we or any selling shareholders use dealers in the sale, unless otherwise indicated in the prospectus supplement, we or the selling shareholders will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We or any selling shareholders may sell securities directly or through agents that we or the selling shareholders designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we or the selling shareholders will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

Unless otherwise indicated in the prospectus supplement, we or any selling shareholders will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include (i) commercial and savings banks; (ii) insurance companies; (iii) pension funds; (iv) investment companies; (v) educational and charitable institutions; and (vi) other similar institutions as we or any selling shareholders may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs the validity of the arrangements or the performance by us or the institutional investor.

Indemnification

Agreements that we or any selling shareholders have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to U.S. federal and New York State law will be passed upon for StoneCo by Davis Polk & Wardwell LLP. The validity of the Class A common shares offered pursuant to this prospectus and other legal matters as to Cayman Islands law will be passed upon for StoneCo by Maples and Calder. Legal matters as to Brazilian law will be passed upon for StoneCo by Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados. Any underwriters will also be advised about certain legal matters by their own counsel, which will be named in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this registration statement by reference to the 2019 20-F have been so incorporated in reliance on the report of Ernst & Young Auditores Independentes S.S., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

The registrant’s Articles of Association provide that each director or officer of the registrant shall be indemnified out of the assets of the registrant against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation) (collectively “Losses”) incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of such person’s duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by such director or officer in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Under the indemnification agreements entered into with our directors and officers, the form of which has been filed as Exhibit 10.1 to our registration statement on Form F-1 filed on October 1, 2018, StoneCo has agreed to indemnify and hold harmless its directors and officers against certain liabilities and expenses incurred by them in connection with claims made by reason of their being such a director or officer.

Also, the registrant expects to maintain director’s and officer’s liability insurance covering its directors and officers with respect to general civil liability which he or she may incur in his or her capacity as such.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification by the underwriters of the registrant and its directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that these liabilities are caused by information relating to the underwriters that was furnished to us by the underwriters in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

See Exhibit Index beginning on page II-4 of this registration statement.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (i), (ii), and (iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit	Description
1.1‡	Form of Underwriting Agreement for Class A common shares.

5.1	Opinion of Maples and Calder, Cayman Islands legal counsel of the Registrant.

23.1	Consent of Ernst & Young Auditores Independentes S.S.

23.2	Consent of Maples and Calder, Cayman Islands legal counsel of the Registrant (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page to the registration statement).

‡	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished under the Exchange Act and incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sao Paulo, State of Sao Paulo, Brazil, on August 11, 2020.

STONECO LTD.

By:	/s/ Thiago dos Santos Piau
Name: Thiago dos Santos Piau
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thiago dos Santos Piau and Marcelo Baldin and each of them, individually, as their attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendment or post-effective amendment to this registration statement on Form F-3, including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act with respect hereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities of Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thiago dos Santos Piau Thiago dos Santos Piau	Chief Executive Officer and Director (principal executive officer)	August 11, 2020

/s/ Marcelo Baldin Marcelo Baldin	Chief Financial Officer (principal financial officer and principal accounting officer)	August 11, 2020

/s/ André Street de Aguiar André Street de Aguiar	Director	August 11, 2020

/s/ Eduardo Cunha Monnerat Solon de Pontes Eduardo Cunha Monnerat Solon de Pontes	Director	August 11, 2020

/s/ Roberto Moses Thompson Motta Roberto Moses Thompson Motta	Director	August 11, 2020

/s/ Thomas A. Patterson Thomas A. Patterson	Director	August 11, 2020

/s/ Ali Mazanderani Ali Mazanderani	Director	August 11, 2020

Signature	Title	Date

/s/ Luciana Ibiapina Lira Aguiar Luciana Ibiapina Lira Aguiar	Director	August 11, 2020

/s/ Colleen A. De Vries Colleen A. De Vries Senior Vice President	Authorized U.S. Representative Assistant Secretary on behalf of Cogency Global Inc.	August 11, 2020